UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2005

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

          On June 1, 2005, Large Scale Biology Corporation (the “Company”) received notice from the staff of The Nasdaq Stock Market (“Nasdaq”) that the Company has regained compliance with the independent director and audit committee composition requirements for continued listing on the Nasdaq National Market set forth in Marketplace Rule 4350.  Compliance was regained with the Company’s board of directors electing Ulrich M. Grau, Ph.D. to the board of directors effective May 29, 2005.  Dr. Grau is an independent director who will also serve on the audit committee.

          The Company previously received notices from the staff of the Nasdaq Stock Market related to continued listing of the of the Company’s common stock on the Nasdaq National Market.  The Company is appealing and has scheduled a hearing before a Nasdaq Listing Qualifications Panel to review Nasdaq’s determination to delist the Company’s common stock.  The Company’s common stock will continue to be listed on the Nasdaq National Market during the appeal process.  If the common stock of the Company ceases to be listed on the Nasdaq National Market, the Company will apply for listing of its common stock on the Nasdaq SmallCap Market.  Additional details of the Nasdaq’s notices are provided in the Company’s Form 8-Ks that were filed with the Securities and Exchange Commission on April 26, 2005 and May 24, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: June 6, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance and Administration